EXHIBIT 24


                        POWER OF ATTORNEY

NOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, Daniel J. Reuss and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Inter-Regional Financial Group, Inc. (the "Company") relating to the Company's Long Term Incentive Compensation Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                        Title             Date
- ---------                        -----             ----

Susan S. Boren                   Director          February 20, 1995
- -----------------------------
Susan S. Boren

F. Gregory Fitz-Gerald           Director          February 1, 1995
- -----------------------------
F. Gregory Fitz-Gerald

Richard D. McFarland             Chairman and      February 1, 1995
- -----------------------------    Director
Richard D. McFarland

Lawrence Perlman                 Director          February 20, 1995
- -----------------------------
Lawrence Perlman

C.A. Rundell, Jr.                Director          February 1, 1995
- -----------------------------
C.A. Rundell, Jr.

Robert L. Ryan                   Director          February 1, 1995
- -----------------------------
Robert L. Ryan

Arthur R. Schulze, Jr.           Director          February 1, 1995
- -----------------------------
Arthur R. Schulze, Jr.

David A. Smith                   Director          February 1, 1995
- -----------------------------
David A. Smith

Irving Weiser                    President,        February 1, 1995
- -----------------------------    Chief Executive
Irving Weiser                    Officer and
                                 Director

Daniel J. Reuss                  Senior Vice       February 1, 1995
- -----------------------------    President,
Daniel J. Reuss                  Treasurer and acting
                                 Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)